Exhibit 10.12

Harvard Ave Acquisition Corporation

(the Company)

(a Cayman Islands exempted company)

SHARE TRANSFER

Copley Square Sponsor Limited of 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands (the Transferor), for good and valuable consideration received by us from Copley Square LLC of 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands (the Transferee), hereby transfers to the Transferee 6,680,000 Ordinary Class B Shares of USD0.0001 nominal or par value standing in our name in the Register of Members of the Company, free of any liens, encumbrances or other restrictions thereon.

This Share Transfer is governed by Cayman Islands law.

Executed on behalf of	)	/s/ Hongbo Xing
Copley Square Sponsor Limited	)
by an authorised signatory	)	Name:
on August 14, 2025		(Authorised Signatory)